As filed with the Securities and Exchange Commission on March 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NUVALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5112298
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor

Cambridge, MA 02142

(Address, including zip code, of Registrant’s principal executive offices)

Nuvalent, Inc. 2021 Stock Option and Incentive Plan

Nuvalent, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

James R. Porter

Chief Executive Officer

One Broadway, 14th Floor

Cambridge, MA 02142

(857) 357-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Cynthia T. Mazareas, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Deborah Miller Chief Legal Officer One Broadway, 14th Floor Cambridge, MA 02142 (857) 357-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) of Nuvalent, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2021 Plan and the 2021 ESPP has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-258237, relating to the 2021 Plan and the 2021 ESPP filed by the Registrant with the Securities and Exchange Commission on July 28, 2021.

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-40671	3.1	8/2/2021

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-40671	3.2	8/2/2021

4.3	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, effective as of April 30, 2021	S-1	333-257730	4.3	7/7/2021

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP					X

23.1	Consent of KPMG LLP, independent registered public accounting firm					X

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature pages of this registration statement)					X

99.1	2021 Stock Option and Incentive Plan and forms of award agreements thereunder	S-1/A	333-257730	10.2	7/26/2021

99.2	2021 Employee Stock Purchase Plan	S-1/A	333-257730	10.3	7/26/2021

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 29th day of March, 2022.

NUVALENT, INC.

By:	/s/ James R. Porter
Name: James R. Porter, Ph.D. Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of James R. Porter, Alexandra Balcom and Deborah Miller as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James R. Porter	President and Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2022
James R. Porter, Ph.D.

/s/ Alexandra Balcom	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 29, 2022
Alexandra Balcom

/s/ Emily Drabant Conley	Director	March 29, 2022
Emily Drabant Conley, Ph.D.

/s/ D. Gary Gilliland	Director	March 29, 2022
D. Gary Gilliland, M.D., Ph.D.

/s/ Andrew A. F. Hack	Director	March 29, 2022
Andrew A. F. Hack, M.D., Ph.D.

/s/ Robert Jackson	Director	March 29, 2022
Robert Jackson, M.D.

/s/ Joseph Pearlberg	Director	March 29, 2022
Joseph Pearlberg, M.D., Ph.D.

/s/ Matthew Shair	Director	March 29, 2022
Matthew Shair, Ph.D.

Name	Title	Date

/s/ Sapna Srivastava	Director	March 29, 2022
Sapna Srivastava, Ph.D.

/s/ Cameron A. Wheeler	Director	March 29, 2022
Cameron A. Wheeler, Ph.D.